Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

(Form Type)

Sagimet Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Unit(3)(4)	Maximum Aggregate Offering Price(3)(4)	Fee Rate	Amount of Registration Fee
Equity	Series A Common Stock, par value $0.0001	457(c) and 457(h)	855,016	$3.62	$3,095,157.92	0.0001476	$456.85
Equity	Series A Common Stock, par value $0.0001	457(c) and 457(h)	213,754	$3.62	$773,789.48	0.0001476	$114.21
Total Offering Amounts					$3,868,947.4		$571.06
Total Fee Offsets(5)							---
Net Fee Due							$571.06

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock, par value $0.0001 (the “Common Stock”) of Sagimet Biosciences Inc. (the “Registrant”) issuable under the Sagimet Biosciences Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and the Sagimet Biosciences Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)	Represents 855,016 shares of Common Stock that were added to the shares authorized for issuance under the 2023 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2023 Plan.
(3)	Represents 213,754 shares of Common Stock that were added to the shares authorized for issuance under the 2023 ESPP on January 1, 2024 pursuant to an “evergreen” provision contained in the 2023 ESPP.
(4)

This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Global Select Market on March 18, 2024.

(5)	The Registrant does not have any fee offsets.